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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-93713 of Pegasus Systems, Inc. on Form S-3 of our reports dated February 21, 2000 (which express an unqualified opinion and include an explanatory paragraph relating to the restatement described in
Note 11), appearing in Registration Statement No. 333-97683 on Form S-4 of Pegasus Systems, Inc. and to the references to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP



Phoenix, Arizona
March 30, 2000